Sweetgreen, Inc. Announces
Fourth Quarter and Fiscal Year 2025 Financial Results
LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next-generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its fourth fiscal quarter and fiscal year ended December 28, 2025.

Fourth Quarter 2025 Financial Highlights
For the fourth quarter of fiscal year 2025, compared to the fourth quarter of fiscal year 2024:
•Total revenue decreased 3.5% to $155.2 million.
•Same-Store Sales Change of (11.5)%, versus 4.4%.
•Total Digital Revenue Percentage of 65.1%, up from 56.0% and Owned Digital Revenue Percentage(1) of 38.0%, up from 29.2%.
•Loss from operations was $(48.1) million and loss from operations margin was (31.0)%, versus $(31.4) million and (19.5)%.
•Restaurant-Level Profit(2) was $16.2 million and Restaurant-Level Profit Margin(2) was 10.4%, versus $28.0 million and 17.4%.
•Net loss was $(49.7) million and net loss margin was (32.0)%, versus $(29.0) million and (18.0)%.
•Adjusted EBITDA(2) was $(13.3) million and Adjusted EBITDA Margin(2) was (8.6)%, versus $(0.6) million and (0.4)%.
•15 Net New Restaurant Openings versus 10.

Full Year Fiscal 2025 Financial Highlights
For fiscal year 2025 compared to fiscal year 2024:
•Total revenue increased 0.4% to $679.5 million.
•Same-Store Sales Change of (7.9)%, versus 6.2%.
•Total Digital Revenue Percentage of 61.8%, up from 56.4% and Owned Digital Revenue Percentage of 34.6%, up from 30.4%.
•Loss from operations was $(139.3) million and loss from operations margin was (20.5)%, versus $(95.7) million and (14.1)%.
•Restaurant-Level Profit was $103.5 million and Restaurant-Level Profit Margin was 15.2%, versus $132.9 million and 19.6%.
•Net loss was $(134.1) million and net loss margin was (19.7)%, versus $(90.4) million and (13.4)%.
•Adjusted EBITDA was $(11.0) million and Adjusted EBITDA Margin was (1.6)%, versus $18.7 million and 2.8%.
•35 Net New Restaurant Openings versus 25.

(1) Purchases made in-store where a customer uses scan-to-pay or scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during the second quarter of fiscal year 2025, are included as part of our Owned Digital Channels sales.
(2) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release.”

"Our 2025 results fell short of our expectations. In response, we are moving with urgency through the “Sweet Growth Transformation Plan” to strengthen the core of the business. We are tightening our operations, raising our culinary standards, and setting the business up to grow in the right way. As we continue to reinforce the foundations across all areas of the business we know that menu innovation is a key part of that story,” said Jonathan Neman, Co-Founder and Chief Executive Officer of Sweetgreen.

“We are currently testing wraps across select New York, Midwest, and California restaurants. Prices start at $10.95 at certain New York City locations, with the full lineup priced below $15 across all markets when ordering in-store and for pickup. If performance meets our stage-gate criteria, we expect to expand the platform in mid-2026.”
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Results for the Fourth Quarter Ended December 28, 2025:
Total revenue in the fourth quarter of 2025 was $155.2 million, a decrease of 3.5% versus the prior year period. This decrease was primarily due to a decrease in Comparable Restaurant Base revenue of $18.1 million, resulting in a negative Same-Store Sales Change of 11.5%, reflecting a 13.3% decrease in traffic and mix, partially offset by a 1.8% benefit from menu price increases that were implemented subsequent to the thirteen weeks ended December 29, 2024. Traffic softness reflected a more selective consumer environment and the transition from our former Sweetpass+ program to SG Rewards. While the loyalty transition created near-term headwinds, it positions us to drive more sustainable engagement over time. This decrease in revenue was partially offset by an increase of $14.1 million of incremental revenue associated with 45 Net New Restaurant Openings during or subsequent to the fourth quarter of fiscal year 2024. These results reinforce the urgency of the “Sweet Growth Transformation Plan”, which is focused on strengthening operational execution, sharpening value perception, and improving restaurant-level economics.

Our loss from operations margin was (31.0)% for the fourth quarter of 2025 versus (19.5)% in the prior year period. Restaurant-Level Profit Margin was 10.4%, a decrease of nearly 700 basis points versus the prior year period, due to a negative Same-Store Sales Change of 11.5%, higher ingredient usage and waste, including increased protein portions, increased restaurant-level advertising spend, as well as higher packaging costs related to recently imposed tariffs and duties.

General and administrative expense was $39.7 million, or 25.6% of revenue for the fourth quarter of 2025, as compared to $37.1 million, or 23.1% of revenue in the prior year period. The increase in general and administrative expense was primarily due to an increase in stock-based compensation expense as a result of stock modifications recognized during the current period.

Net loss for the fourth quarter of 2025 was $(49.7) million, as compared to $(29.0) million in the prior year period. The increase in net loss was primarily due to an $11.7 million decrease in our Restaurant-Level Profit, an increase in other expense due to transaction costs related to the Spyce sale that closed subsequent to 2025 year end, an increase in pre-opening costs due to the 15 Net New Restaurant Openings in the current year period versus 10 in the prior year period, as well as the increase in general and administrative expense, as described above.

“Sweet Growth Transformation Plan”

The Sweet Growth Transformation Plan is designed to unlock the full potential of the Sweetgreen brand. It strengthens our operational foundation, enhances guest experience, and builds a more durable financial model. The framework centers on five strategic priorities:

1.Operational Excellence - Drive consistent execution across our restaurants to deliver great food, smooth operations, and reliable guest experiences.
2.Food Quality + Menu Innovation - Differentiate through high-quality ingredients and scratch cooking while continuing to evolve the menu in ways that resonate with guests.
3.Personalized Experience - Increase customer frequency and average check through targeted digital engagement, personalized messaging, and relevant offers.
4.Brand Relevance - Attract new guests by amplifying what makes Sweetgreen distinctive, relevant, and culturally compelling.
5.Disciplined Profitable Investment - Deliver sustainable growth by prioritizing returns, maintaining cost discipline, and allocating capital with rigor.

Spyce Sale

On December 29, 2025, subsequent to fiscal year end, we completed the sale of Spyce to Wonder for total consideration of $186.4 million, made up of cash of $100 million and Series C preferred stock of Wonder with an implied value of $86.4 million. Sweetgreen will continue to use and deploy Infinite Kitchen technology across its restaurants pursuant to a supply and services agreement and a licensing agreement, both with Wonder.

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2026 Outlook

For fiscal year 2026, we are anticipating the following:

•Approximately 15 Net New Restaurant Openings, with about half featuring the Infinite Kitchen
•Same-Store Sales Change between (4.0)% to (2.0)%
•Restaurant-Level Profit Margin of 14.2% to 14.7%
•Adjusted EBITDA between $1.0 million to $6.0 million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference call to discuss its financial results and financial outlook today, February 26, 2026, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may relate to, but are not limited to, statements regarding our financial outlook for the fiscal year 2026, including our expectations regarding the number of Net New Restaurant Openings, Same-Store Sales Change, Restaurant-Level Profit Margin and Adjusted EBITDA; our plans, priorities, initiatives and strategies, including with respect to SG Rewards, the execution and expected results of our Sweet Growth Transformation Plan, our expected geographic expansion of wraps products, and our continued use and deployment of Infinite Kitchen technology; customer behavior; and our expectations regarding our costs and expenses, including due to the effects of tariffs, as well as any future pricing or other actions taken in an effort to mitigate our costs and expenses. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words or phrases such as “anticipate,” “are confident that,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release and the related conference call may not occur and actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties include our ability to compete effectively; uncertainties regarding changes in economic conditions and macroeconomic, geopolitical, and other major events, which may include pandemics and disease outbreaks, and the customer behavior trends they drive; our ability to open new restaurants; our ability to effectively identify and secure appropriate sites for new restaurants; our ability to expand into new markets and the risks such expansion presents; the impact of severe weather conditions or natural disasters on our restaurant sales and results of operations; the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants; our ability to preserve the value of our brand; food safety and foodborne illness concerns; our ability to achieve profitability in the future; our ability to purchase, deploy, and maintain the proprietary kitchen automation technology, known as the Infinite Kitchen, in a timely and cost-effective manner; the effect on our business of increases in labor
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costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce; our ability to identify, complete, and integrate acquisitions; the effect on our business of governmental regulation and changes in employment laws; the effect on our business of expenses and potential management distraction associated with litigation; potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards; and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including in our Annual Report on Form 10-K filed for the fiscal year ended December 29, 2024 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. A restaurant is considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. We excluded three restaurants from the Comparable Restaurant Base as of the end of fiscal year 2025, and one restaurant as of the end of fiscal year 2024. Such adjustments did not result in a material change to AUV.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new Sweetgreen restaurant openings during a given reporting period, net of any permanent Sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period excluding the 53rd week in any 53-week fiscal year; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. During fiscal year 2025, we excluded 18 restaurants from our Same-Store-Sales Change to reflect the temporary closure of 15 restaurants and permanent closures of 3 restaurants. During fiscal year 2024, we excluded eight restaurants from our Same-Store Sales Change. These adjustments did not result in a material change to Same-Store Sales Change for fiscal years 2025 or 2024.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Total Digital Channels. Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our Owned Digital Channels.

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or
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companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);
•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance and as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks including to compare our performance to that of our competitors.

We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment and closure costs and restructuring charges. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our corporate headquarters, which we refer to as our Sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude income tax expense (benefit), interest income, interest expense, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, other (income) expense, our enterprise resource planning system (“ERP”) implementation and related costs, legal settlements, and, in certain periods, impairment and closure costs, restructuring charges, employer portion of founder performance stock unit payroll taxes and other non-recurring expenses. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation; loss on disposal of property and equipment; other (income) expense; ERP implementation and related costs; legal settlements; and certain other expenses that are not core to our ongoing business described in more detail in the table reconciling our net loss to Adjusted EBITDA, below; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About Sweetgreen

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Sweetgreen (NYSE: SG) is on a mission to build healthier communities by connecting people to real food. Sweetgreen sources the best quality ingredients from farmers and suppliers they trust to cook food from scratch that is both delicious and nourishing. They plant roots in each community by building a transparent supply chain, investing in local farmers and growers, and enhancing the total experience with innovative technology. Since opening its first 560-square-foot location in 2007, Sweetgreen has scaled to over 280 locations across the United States, and their vision is to lead the next generation of restaurants and lifestyle brands built on quality, community and innovation. To learn more about Sweetgreen, its menu, and its loyalty program, visit www.Sweetgreen.com. Follow @Sweetgreen on Instagram, Facebook and X.

Sweetgreen Contact, Rebecca Nounou

Investor Relations:
ir@sweetgreen.com

Media:
press@sweetgreen.com
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SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	December 28, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$89,177	$214,789
Accounts receivable	5,166	5,034
Inventory	2,384	1,987
Prepaid expenses	6,381	7,844
Current portion of lease acquisition costs	93	93
Assets held for sale	25,427	—
Other current assets	1,029	4,790
Total current assets	129,657	234,537
Operating lease assets	284,263	257,496
Property and equipment, net	326,903	296,485
Goodwill	27,793	35,970
Intangible assets, net	10,424	24,040
Security deposits	1,316	1,419
Lease acquisition costs, net	241	333
Restricted cash	4,166	2,640
Other assets	3,341	3,838
Total assets	$788,104	$856,758
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of operating lease liabilities	$41,590	$41,773
Accounts payable	19,885	18,698
Accrued expenses	33,739	26,564
Accrued payroll	8,143	14,716
Gift cards and loyalty liability	7,177	4,413
Liabilities held for sale	1,085	—
Other current liabilities	7,033	9,663
Total current liabilities	118,652	115,827
Operating lease liabilities, net of current portion	312,904	288,941
Contingent consideration liability	—	5,311
Other non-current liabilities	149	173
Deferred income tax liabilities	274	361
Total liabilities	431,979	410,613
Stockholders’ equity:
Common stock, $0.001 par value, 2,000,000,000 Class A shares authorized, 106,554,859 and 105,200,553 Class A shares issued and outstanding as of December 28, 2025 and December 29, 2024, respectively; 300,000,000 Class B shares authorized and 11,893,558 and 11,915,758 Class B shares issued and outstanding as of December 28, 2025 and December 29, 2024, respectively.	118	117
Additional paid-in capital	1,365,430	1,321,386
Accumulated deficit	(1,009,423)	(875,358)
Total stockholders’ equity	356,125	446,145
Total liabilities and stockholders’ equity	$788,104	$856,758
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SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended
	December 28, 2025		December 29, 2024
Revenue	$155,194	100%	$160,904	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	45,348	29.2%	44,060	27.4%
Labor and related expenses	47,299	30.5%	45,913	28.5%
Occupancy and related expenses	16,748	10.8%	15,013	9.3%
Other restaurant operating costs	29,594	19.1%	27,966	17.4%
Total restaurant operating costs	138,989	89.6%	132,952	82.6%
Operating expenses:
General and administrative	39,659	25.6%	37,098	23.1%
Depreciation and amortization	18,131	11.7%	17,277	10.7%
Pre-opening costs	3,766	2.4%	2,321	1.4%
Impairment and closure costs	2,057	1.3%	1,830	1.1%
Loss on disposal of property and equipment	205	0.1%	77	—%
Restructuring charges	471	0.3%	779	0.5%
Total operating expenses	64,289	41.4%	59,382	36.9%
Loss from operations	(48,084)	(31.0)%	(31,430)	(19.5)%
Interest income	(1,422)	(0.9)%	(2,252)	(1.4)%
Interest expense	7	—%	14	—%
Other expense	3,277	2.1%	1,409	0.9%
Net loss before income taxes	(49,946)	(32.2)%	(30,601)	(19.0)%
Income tax expense (benefit)	(224)	(0.1)%	(1,571)	(1.0)%
Net loss	$(49,722)	(32.0)%	$(29,030)	(18.0)%
Earnings per share:
Net loss per share, basic and diluted	$(0.42)		$(0.25)
Weighted average shares used in computing net loss per share, basic and diluted	118,409,795		116,055,620

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SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Fiscal Year Ended
	December 28, 2025		December 29, 2024
Revenue	$679,474	100%	$676,826	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	193,678	28.5%	185,367	27.4%
Labor and related expenses	196,571	28.9%	188,867	27.9%
Occupancy and related expenses	65,417	9.6%	59,536	8.8%
Other restaurant operating costs	120,277	17.7%	110,107	16.3%
Total restaurant operating costs	575,943	84.8%	543,877	80.4%
Operating expenses:
General and administrative	143,401	21.1%	149,942	22.2%
Depreciation and amortization	71,537	10.5%	67,346	10.0%
Pre-opening costs	10,785	1.6%	6,616	1.0%
Impairment and closure costs	12,065	1.8%	2,218	0.3%
Loss on disposal of property and equipment	1,431	0.2%	255	—%
Restructuring charges	3,630	0.5%	2,276	0.3%
Total operating expenses	242,849	35.7%	228,653	33.8%
Loss from operations	(139,318)	(20.5)%	(95,704)	(14.1)%
Interest income	(6,548)	(1.0)%	(10,942)	(1.6)%
Interest expense	19	—%	256	—%
Other expense	1,230	0.2%	6,656	1.0%
Net loss before income taxes	(134,019)	(19.7)%	(91,674)	(13.5)%
Income tax expense (benefit)	46	—%	(1,301)	(0.2)%
Net loss	$(134,065)	(19.7)%	$(90,373)	(13.4)%
Earnings per share:
Net loss per share, basic and diluted	$(1.14)		$(0.79)
Weighted-average shares used in computing net loss per share, basic and diluted	117,956,165		114,321,672

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SWEETGREEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Fiscal Year Ended
	December 28, 2025	December 29, 2024
Cash flows from operating activities:
Net loss	$(134,065)	$(90,373)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	71,537	67,346
Amortization of lease acquisition costs	92	93
Amortization of loan origination fees	—	71
Amortization of cloud computing arrangements	1,009	914
Non-cash operating lease cost	35,316	31,475
Loss on disposal of property and equipment	1,431	255
Stock-based compensation	36,475	39,024
Impairment and closure costs	11,556	1,835
Non-cash restructuring charges	861	701
Deferred income tax expense (benefit)	(89)	(1,412)
Change in fair value of contingent consideration	(974)	6,624
Changes in operating assets and liabilities:
Account receivable	(132)	(1,532)
Inventory	(397)	82
Prepaid expenses and other current assets	4,338	(22)
Operating lease liabilities	(40,523)	(18,318)
Accounts payable	1,186	759
Accrued payroll and benefits	(6,573)	1,585
Accrued expenses and other current liabilities	5,810	3,313
Gift card and loyalty liability	2,764	1,616
Contingent consideration liability	(2,291)	—
Other non-current liabilities	(27)	(646)
Net cash (used in) provided by operating activities	(12,696)	43,390
Cash flows from investing activities:
Purchase of property and equipment	(106,492)	(84,457)
Purchase of intangible assets	(7,813)	(7,741)
Security and landlord deposits	54	(13)
Net cash used in investing activities	(114,251)	(92,211)
Cash flows from financing activities:
Proceeds from stock option exercise	3,120	12,765
Payment of contingent consideration	—	(3,868)
Payment of loan origination fees	—	—
Payment associated to shares repurchased for tax withholding	(259)	(2)
Net cash provided by financing activities	2,861	8,895
Net decrease in cash and cash equivalents and restricted cash	(124,086)	(39,926)
Cash and cash equivalents and restricted cash—beginning of year	217,429	257,355
Cash and cash equivalents and restricted cash—end of year	$93,343	$217,429

Supplemental disclosure of cash flow:
Cash paid for interest	$19	$184
Non-cash investing and financing activities:
Purchase of property and equipment accrued in accounts payable and accrued expenses	$11,190	$9,791
Non-cash issuance of common stock associated with Spyce milestone achievement	$—	$2,132
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SWEETGREEN INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(UNAUDITED)
(dollars in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED OPERATING DATA:
Net New Restaurant Openings	15	10	35	25
Average Unit Volume (as adjusted)(1)	$2,677	$2,924	$2,677	$2,924
Same-Store Sales Change (%)(2)	(11.5)%	4.4%	(7.9)%	6.2%
Total Digital Revenue Percentage(3)	65.1%	56.0%	61.8%	56.4%
Owned Digital Revenue Percentage(3)	38.0%	29.2%	34.6%	30.4%
(1)Three restaurants were excluded from the Comparable Restaurant Base for the fiscal year ended December 28, 2025. One restaurant was excluded from the Comparable Restaurant Base for the fiscal year ended December 29, 2024. Such adjustments did not result in a material change to AUV.
(2)Our results for the fiscal quarter ended December 28, 2025 have been adjusted to reflect the temporary closures of five restaurants and permanent closures of three restaurants. Our results for the fiscal quarter ended December 29, 2024 have been adjusted to reflect the temporary closures of three restaurants. These adjustments did not have a material impact on our Same-Store Sales Change. Our results for the fiscal year ended December 28, 2025 have been adjusted to reflect the temporary closures of fifteen restaurants and permanent closures of three restaurants. Our results for the fiscal year ended December 29, 2024 have been adjusted to reflect the temporary closures of eight restaurants. These adjustments did not have a material impact on our Same-Store Sales Change.
(3)Purchases made in-store where a customer uses scan-to-redeem or scan-to-earn, as part of the SG Rewards loyalty program introduced during fiscal year 2025, are included as part of our Owned Digital Channels sales.
(12)

SWEETGREEN, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)
(dollars in thousands)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Loss from operations	$(48,084)	$(31,430)	$(139,318)	$(95,704)
Add back:
General and administrative	39,659	37,098	143,401	149,942
Depreciation and amortization	18,131	17,277	71,537	67,346
Pre-opening costs	3,766	2,321	10,785	6,616
Impairment and closure costs	2,057	1,830	12,065	2,218
Loss on disposal of property and equipment(1)	205	77	1,431	255
Restructuring charges(2)	471	779	3,630	2,276
Restaurant-Level Profit	$16,205	$27,952	$103,531	$132,949
Loss from operations margin	(31.0)%	(19.5)%	(20.5)%	(14.1)%
Restaurant-Level Profit Margin	10.4%	17.4%	15.2%	19.6%

(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(2)Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include lease and related costs associated with our vacated former Sweetgreen Support Center, including the impairment and the amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.
(13)

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
Net loss	$(49,722)	$(29,030)	$(134,065)	$(90,373)
Non-GAAP adjustments:
Income tax expense	(224)	(1,571)	46	(1,301)
Interest income	(1,422)	(2,252)	(6,548)	(10,942)
Interest expense	7	14	19	256
Depreciation and amortization	18,131	17,277	71,537	67,346
Stock-based compensation(1)	12,443	8,810	36,475	39,024
Loss on disposal of property and equipment(2)	205	77	1,431	255
Impairment and closure costs(3)	2,057	1,830	12,065	2,218
Other expense(4)	3,277	1,409	1,230	6,656
Restructuring charges(5)	471	779	3,630	2,276
ERP implementation and related costs(6)	257	232	1,009	914
Legal settlements(7)	1,184	1,290	1,427	1,326
Employer portion of the founder performance stock unit payroll taxes(8)	—	562	—	1,053
Disposal of Prepaid Assets(9)	—	—	744	—
Adjusted EBITDA	$(13,336)	$(573)	$(11,000)	$18,708
Net loss margin	(32.0)%	(18.0)%	(19.7)%	(13.4)%
Adjusted EBITDA Margin	(8.6)%	(0.4)%	(1.6)%	2.8%

(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Includes costs related to impairment of long-lived and operating lease assets and store closures.
(4)Other expenses include the change in fair value of the contingent consideration issued as part of the Spyce acquisition, as well as legal, advisory, and other transaction costs incurred in connection with the sale of Spyce.
(5)Restructuring charges are expenses that are paid in connection with the reorganization of our operations. These costs primarily include lease and related non-cash expenses associated with our vacated former Sweetgreen Support Center, including the impairment and amortization of the operating lease asset, severance and related benefits associated with a reduction in force at our Sweetgreen Support Center, and costs related to our vacated former New York office.
(6)Represents the amortization costs associated with the implementation of our cloud computing arrangements in relation to our ERP system.
(7)Expenses recorded for accruals related to the settlements of legal matters.
(8)Includes the employer portion of payroll taxes related to the vesting of 600,000 performance stock units released to each founder during the fiscal year ended December 29, 2024.
(9)Represents a non-recurring write-off of specific materials associated with legacy marketing initiatives which were determined to have no alternative use within current or future operations.
(14)